Release:	May 4, 2006

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces First Quarter Results

New York, May 4, 2006 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the quarter ended March 31, 2006, reporting revenue of $16.4 million, an increase of $4.4 million or 36% from the $12.0 million reported for the first quarter of 2005. HMSY reported income from continuing operations of $1.3 million or $0.06 per diluted common share for the first quarter of 2006, compared to income from continuing operations of $1.0 million or $0.04 per diluted common share during the first quarter of 2005. HMSY reported net income of $1.3 million or $0.06 per diluted common share for the first quarter of 2006, compared to net income of $0.4 million or $0.02 per diluted common share during the first quarter of 2005 as the 2005 period included a loss from discontinued operations of $0.02 per diluted share. Results of operations for the first quarter of 2006 reflect a tax rate of 42%, versus a rate of 2.8% for the first quarter of 2005. The 2005 tax rate reflects the Company’s full utilization of its valuation allowance associated with its deferred tax assets, which offset tax expense in 2005.

We adopted the provisions of FAS 123R, "Share Based Payments" as of Jan. 1, 2006 using the modified prospective application method. Results of operations for the quarter ending March 31, 2006 include share-based compensation expense of $0.3 million ($0.2 million after tax), which reduced basic and diluted earnings per share by $0.01.

Revenue from Health Management Systems, Inc. (HMS), our subsidiary that provides cost containment and coordination of benefits services to state Medicaid agencies and managed care organizations, was $14.0 million for the first quarter of 2006 compared to $11.4 million for the first quarter of 2005. This 23% growth reflects increased revenue from existing customers as well as an increase in the number of customers. Revenue from Reimbursement Services Group Inc. (RSG), our subsidiary that provides Medicare cost reporting services, was $1.7 million for the first quarter of 2006 compared to $0.6 million for the first quarter of 2005. This growth is reflective of the cost report adjudication timetable of the Medicare intermediaries to which RSG’s clients submit cost reports for reimbursement, which in 2006 is expected to be less weighted to the second half than was the case in 2005.

We continue to anticipate that revenue for the full year 2006 will be approximately 15-17% higher than our 2005 revenue. As we have noted in the past, the project nature of much of HMS’s and RSG’s business can result in an uneven revenue stream and thus expectations for 2006 are based on an annual comparison to 2005 and are not necessarily applicable on a sequential or year-over-year quarterly basis.

HMSY will be hosting its first quarter results conference call with the investment community on Friday, May 5, 2006 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID #8497062. The conference call will be available for replay at (212) 857-5423 until May 19, 2006. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

The HMS Holdings Corp. Form 10-Q for the period ended March 31, 2006 will be filed and available on our website www.hmsholdings.com on or about May 10, 2006, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact the Company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2005. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, "believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(unaudited)

Three months ended March 31,

	2006	2005
Revenue	$16,378	$12,045

Cost of services:
Compensation, including $274 of stock option expense in 2006	7,878	5,939
Data processing	1,449	966
Occupancy	1,283	1,041
Direct project costs	2,688	1,844
Other operating costs	1,410	1,469

Total cost of services	14,708	11,259

Operating income	1,670	786

Net interest income	515	194
Income from continuing operations before income taxes	2,185	980
Income taxes	918	27
Income from continuing operations	1,267	953

Discontinued operations:
Loss from operations, net of tax	-	(596)
Net income	$1,267	$ 357

Basic income per share data:
Income per share from continuing operations	$ 0.06	$ 0.05
Loss per share from discontinued operations	-	(0.03)
Net income per basic share	$ 0.06	$ 0.02

Weighted average common shares, basic	20,629	19,492

Diluted income per share data:
Income per share from continuing operations	$ 0.06	$ 0.04
Loss per share from discontinued operations	-	(0.02)
Net income per diluted share	$ 0.06	$ 0.02

Weighted average common shares, diluted	22,686	22,864

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$ 2,992	$ 3,641
Short-term investments	37,500	37,500
Accounts receivable, net	17,985	19,030
Prepaid expenses and other current assets	5,179	5,699
Total current assets	63,656	65,870

Property and equipment, net	8,415	7,534
Goodwill, net	2,382	2,382
Deferred income taxes, net	5,924	6,398
Other assets	5,358	5,417

Total assets	$ 85,735	$ 87,601

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$ 8,187	$ 13,335
Total current liabilities	8,187	13,335

Other liabilities	1,536	1,497
Total liabilities	9,723	14,832

Commitments and contingencies

Shareholders’ equity:
Preferred stock - $.01 par value;	-	-
5,000,000 shares authorized; none issued
Common stock - $.01 par value;
45,000,000 shares authorized;
22,765,411 shares issued and 21,102,565 shares
outstanding at March 31, 2006;
21,874,579 shares issued and 20,211,733 shares
outstanding at December 31, 2005;	228	219
Capital in excess of par value	83,648	81,681
Retained earnings	1,533	266
Treasury stock, at cost; 1,662,846 shares at March 31, 2006 and December 31, 2005	(9,397)	(9,397)

Total shareholders’ equity	76,012	72,769

Total liabilities and shareholders’ equity	$ 85,735	$ 87,601

Condensed Consolidated Statement of Cash Flows

(in Thousands)

(unaudited)

Three months ended March 31,

	2006	2005

Operating activities:
Net income	$1,267	$ 357
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	-	596
Loss on disposal of fixed assets	1	28
Depreciation and amortization	617	511
Changes in assets and liabilities:
Decrease in accounts receivable	1,045	1,545
(Increase) decrease in prepaid expenses and other current assets	163	(15)
Increase in deferred tax asset	1,105	-
(Increase) decrease in other assets	58	(68)
Decrease in accounts payable, accrued expenses and other liabilities	(5,109)	(2,502)

Net cash provided by (used in) operating activities	(853)	452

Investing activities:
Purchases of short-term investments	(3,200)	(22,200)
Sales of short-term investments	3,200	17,200
Purchases of property and equipment	(1,242)	(1,389)
Investment in software	(257)	(53)

Net cash used in investing activities	(1,499)	(6,442)

Financing activities:
Proceeds from exercise of stock options	1,703	1,202

Net cash provided by financing activities	1,703	1,202

Net decrease in cash and cash equivalents	(649)	(4,788)

Cash provided by discontinued operations
Cash provided by operating activities	-	3,218
Cash used in investing activities	-	(175)
Net cash provided by discontinued operations	-	3,043

Cash and cash equivalents at beginning of period	3,641	9,196

Cash and cash equivalents at end of period	$ 2,992	$ 7,451

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$ 184	$ 117